UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

SIEBERT FINANCIAL CORP. (Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

885 Third Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Siebert Financial Corporation has appointed Suzanne Shank as Acting Chief Executive Officer of the corporation and its wholly owned subsidiary, the discount broker/dealer and institutional investment bank, Muriel Siebert & Co., Inc., effective September 16, 2013.  Ms. Shank will also continue to spend approximately half of her time in her role as President and Chief Executive Officer of the municipal finance firm Siebert, Brandford, Shank & Co., L.L.C., which she co-founded with Muriel F. Siebert and Napoleon Brandford in 1996.  Muriel Siebert & Co., Inc. owns 49% of Siebert, Brandford, Shank & Co., L.L.C. and the remaining 51% is owned by Mr. Brandford and Ms. Shank.  Ms. Shank, age 51, has been President and Chief Executive Officer of Siebert, Brandford, Shank & Co., L.L.C. since its formation in 1996. Ms. Shank will receive an annual salary from Siebert Financial Corporation equal to $250,000.

Item 8.01 Other Events.

Siebert Financial Corporation board of directors has named current board members Jane H. Macon as the board’s chairwoman and Robert Mazzarella as the board’s vice chairman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1  Press Release dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBERT FINANCIAL CORP.
Date: September 18, 2013	By:	/s/ Joseph M. Ramos, Jr.
Executive Vice President and
Chief Operating Officer